EXHIBIT 99.1

BLACK HILLS CORPORATION

Black Hills Corp. to Acquire SourceGas Holdings LLC

•	Strategic acquisition accretive to EPS, beginning first calendar year after closing

•	Highly complementary fit enhances operating scale and efficiency of service delivery to customers

•	Increases customer base by 55%, to more than 1.2 million electric and natural gas utility customers in 790 communities in eight Rocky Mountain and Midcontinent states

RAPID CITY, S.D. - July 12, 2015 - Black Hills Corp. (NYSE:BKH) today announced it entered into a definitive agreement to acquire SourceGas Holdings LLC from investment funds managed by Alinda Capital Partners and GE Unit (NYSE:GE) GE Energy Financial Services. SourceGas operates four regulated natural gas utilities serving approximately 425,000 customers in Arkansas, Colorado, Nebraska and Wyoming and a 512-mile regulated intrastate natural gas transmission pipeline in Colorado.

Black Hills Corp. is acquiring SourceGas for total consideration of $1.89 billion, including reimbursement of an estimated $200 million in capital expenditures through closing and the assumption of $720 million of debt projected at closing. The effective purchase price is $1.74 billion taking into account approximately $150 million of tax benefits resulting from the transaction. The transaction will add meaningfully to Black Hills’ earnings per share beginning the first calendar year after closing.

This combination brings together two well-regarded utility operators with complementary geographic footprints, creating a stronger utility with enhanced operational expertise and financial resources to meet the region’s future energy needs. The combined entity will serve more than 1.2 million electric and natural gas utility customers in 790 communities in eight Rocky Mountain and Midcontinent states. Black Hills Corp. will operate the acquired company under the name Black Hills Energy.

“This announcement delivers on our commitment to grow earnings and create long-term shareholder value,” said David R. Emery, chairman, president and chief executive officer of Black Hills Corp. “SourceGas is a great strategic fit, adding to our strong utility base and providing operational and financial benefits to all the customers and communities we serve. We are excited to significantly expand our presence in Colorado, Nebraska, and Wyoming, and look forward to serving customers and developing new relationships in Arkansas. The transaction continues our proven record of growth in the utility business through targeted acquisitions -- over the last decade, we have successfully integrated 19 electric and natural gas systems in support of this growth strategy.”

The purchase of SourceGas unites two companies with above industry average growth rates. The combination enhances Black Hills’ operating scale, which will help drive more efficient delivery of utility services, thereby benefitting customers. The acquisition provides additional capital investment opportunities in growing service territories and the ability to share best practices in support of organic growth initiatives. SourceGas enjoys attractive regulatory constructs in all states, allowing for timely recovery of capital expenditures and fair and reasonable allowed returns on equity.

In addition, the transaction increases Black Hills’ business, regulatory and geographic diversity to strengthen its “excellent” business risk profile and support continued solid investment grade credit ratings. It also provides increased cash flows and earnings to support further utility investments, fund future dividends and drive shareholder value.

The purchase is supported by a fully committed bridge facility from Credit Suisse. The company expects to permanently finance the acquisition with the aforementioned $720 million of assumed debt, $450 million to $550 million of new debt, $575 million to $675 million of equity and equity-linked securities, and the remainder with cash on hand and revolver draws.

During the integration planning process, staffing and facility decisions will be made to best optimize the continued safe and reliable delivery of natural gas to customers.

The acquisition is expected to be completed in the first half of 2016. The transaction is subject to customary closing conditions, regulatory approvals from the Arkansas Public Service Commission, Colorado Public Utilities Commission, Nebraska Public Service Commission and Wyoming Public Service Commission, and is also subject to the notification, clearance and reporting requirements under the Hart-Scott-Rodino Act.

Credit Suisse Securities (USA) LLC served as exclusive financial advisor and Faegre Baker Daniels served as legal advisor to Black Hills. J.P. Morgan served as exclusive financial advisor and Bracewell & Giuliani served as legal counsel to the sellers.

Financial Community Conference Call and Webcast to Discuss Transaction
Black Hills will discuss the transaction during a conference call and live webcast for the financial community on Monday, July 13, 2015, at 8:30 a.m. ET / 6:30 a.m. MT. The dial-in number is 877-705-5946 in the U.S., and 281-542-4135 for callers outside the U.S. Enter the passcode 84444435 when prompted. Access to the live webcast is through the “Investor Relations” section of www.blackhillscorp.com. Please allow at least five minutes for registering and accessing the presentation.

A replay will be available at the same website or by telephone through Monday, August 3, 2015, at 855-859-2056 in the U.S., and at 404-537-3406 for callers from outside the U.S., using passcode 84444435.

Black Hills Corporation
Black Hills Corp. (NYSE: BKH) is a growth-oriented, vertically-integrated energy company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, S.D., the company serves 792,000 natural gas and electric utility customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company also generates wholesale electricity and produces natural gas, oil and coal. Black Hills Corp.’s more than 2,000 employees form partnerships and produce positive results for our customers, communities and shareholders. More information is available at www.blackhillscorp.com.

Caution Regarding Forward-Looking Statements
This news release includes "forward-looking statements" as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements, including statements regarding the anticipated benefits of the transaction and the expected closing date of the transaction. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including, without limitation, the risk factors described in Item 1A of Part I of our 2014 Annual Report on Form 10-K filed with the SEC, and other reports that we file with the SEC from time to time, and the following, among other things:

•	The possibility that regulatory approval is not obtained or that the transaction otherwise does not close;

•	The risk that permanent financing for the transaction may not be available on favorable terms;

•	The provisions of regulatory commission orders pertaining to the transaction;

•	Our ability to integrate administration and operations of the combined companies;

•	The transaction does not generate the anticipated benefits; and

•	The strategic direction of our business changes.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Relations Contact
Jerome E. Nichols
605-721-1171
jerome.nichols@blackhillscorp.com

Media Contacts
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605-721-1719
val.simpson@blackhillscorp.com

Kimberly Kriger / Daniel Yunger
212-521-4800
kimberly-kriger@kekst.com / daniel-yunger@kekst.com

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